UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 13, 2026, Xtant Medical Holdings, Inc. (“Xtant”) announced that it has entered into a Distribution Agreement (the “Distribution Agreement”) with Dilon Technologies, Inc. (“Dilon”) pursuant to which Xtant has obtained the exclusive rights to import, market, distribute and sell the HEMOBLAST® Bellows product in the United States. The HEMOBLAST® Bellows product is an FDA-approved powder-based, topical, surgical hemostatic agent used to control bleeding during surgical procedures. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Xtant is furnishing the information contained in Exhibit 99.1 pursuant to Regulation FD and Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (“SEC”). This information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Xtant entered into the Distribution Agreement with Dilon on April 10, 2026, and in connection therewith, hired approximately 20 Dilon sales personnel to assist in the sale of the HEMOBLAST® Bellows product in the United States. Under the terms of the Distribution Agreement, Dilon will continue to manufacture the Product from its current manufacturing location in France and will supply and sell the Product to Xtant at a specified transfer price as provided in the Distribution Agreement, which price is subject to change under the terms of the Distribution Agreement. The Distribution Agreement does not contain any minimum purchase requirements on behalf of Xtant. Under the terms of the Distribution Agreement, Xtant paid Dilon a $5.0 million exclusivity fee, which fee is subject to repayment by Dilon under certain circumstances, including upon a termination of the Distribution Agreement, which agreement can be terminated by either party upon certain specified events. In connection with entering into the Distribution Agreement, Dilon has also agreed to cooperate with Xtant to transition the existing United States customer base for the Product to Xtant and assign all existing contracts with customers for the Product for sales in the United States to Xtant, subject to Xtant’s review and approval of such agreements. The Distribution Agreement also contains other terms and conditions that are customary for an agreement of this nature.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release of Xtant Medical Holdings, Inc. and Dilon Technologies, Inc. dated April 13, 2026 entitled “Xtant Medical and Dilon Technologies Announce Exclusive U.S. Distribution Agreement for Dilon’s HEMOBLAST® Bellows Product” (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: April 13, 2026